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Exhibit 3.2

BYLAWS

OF

TREATY OAK BANCORP, INC.

i

4.5	Chairman of the Board	7
4.6	Chief Executive Officer	7
4.7	President	8
4.8	Vice Presidents	8
4.9	Chief Financial Officer and/or Treasurer	8
4.10	Assistant Treasurers	8
4.11	Secretary	8
4.12	Assistant Secretaries	9
4.13	Officer's Bond	9
ARTICLE 5 STOCK		9
5.1	Certificates	9
5.2	Transfer of Shares	9
5.3	Registered Shareholders	9
5.4	Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates
ARTICLE 6 INDEMNIFICATION		10
6.1	Mandatory Indemnification	10
6.2	Prepayment of Expenses	10
6.3	Vesting	10
6.4	Enforcement	11
6.5	Nonexclusive	11
6.6	Permissive Indemnification	11
6.7	Insurance	11
6.8	Implementing Arrangements	11
6.9	Applicable Laws	12
ARTICLE 7 MISCELLANEOUS		12
7.1	Dividends	12
7.2	Reserves	12
7.3	Checks	12
7.4	Principal Office	12
7.5	Other Offices	12
7.6	Fiscal Year	12
7.7	Seal	12
7.8	Interested Directors	13
7.9	Form of Records	13
7.10	Amendment of Bylaws	13
7.11	Notices	13
7.12	Controlling Documents	13
7.13	Severability	13

ii

BYLAWS

OF

TREATY OAK BANCORP, INC.
(a Texas corporation)

ARTICLE 1

SHAREHOLDERS

        1.1    Place of Meetings.    All meetings of the shareholders will be held at the principal office of the Corporation, or at any other place within or without the State of Texas as determined by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        1.2    Annual Meetings.    An annual meeting of shareholders shall be held for the election of directors at the date, time and place, either within or without the State of Texas, as designated by resolution of the Board of Directors, provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. The only business to be conducted shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Corporation. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed to and received at the principal executive offices of the Corporation no less than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting; however, if the date of the annual meeting is changed by more than 30 days from the anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the meeting was mailed to shareholders or the date on which it is first disclosed to the public. For each matter the shareholder proposes to bring before the annual meeting, the notice to the Secretary shall set forth the following: (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address of the proposing shareholder, as they appear on the Corporation's books, (c) the class and number of shares of the Corporation that the shareholder beneficially owns, and (d) any material interest of the shareholder in the business. In addition, if the shareholder's ownership of shares of the Corporation, as set forth in the notice, is solely beneficial, documentary evidence of ownership must accompany the notice. Notwithstanding anything else in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.2. The presiding officer of an annual meeting shall determine and declare to the meeting that any business that was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

        1.3    Special Meetings.    Except as otherwise required by law or the Articles of Incorporation, special meetings of the shareholders of the Corporation may be called only by the Chairman of the Board of Directors ("Chairman of the Board"), the Chief Executive Officer, the President, or the Board of Directors by the written order of a majority of the entire Board of Directors. The only business to be transacted at a special meeting is that which is stated or indicated in the notice of the meeting.

        1.4    Notice of Meeting; Waiver of Notice.    Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose(s) for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting. If mailed, notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. Notice need not be given to any shareholder who submits a written waiver of notice, signed by the shareholder, whether before or after the time stated therein. Attendance of a person at a meeting of the shareholders shall constitute a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, and makes the objection. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

        1.5    Adjournments.    Any meeting of shareholders, annual or special, may adjourn to reconvene at the same or some other place, and notice need not be given of any adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

        1.6    Quorum.    At each meeting of shareholders, except where otherwise provided by law, the Articles of Incorporation, or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the shareholders present may adjourn the meeting by majority vote in the manner provided in Section 1.5, until a quorum is present in person or by proxy. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of the other corporation is held by the Corporation, directly or indirectly, shall neither be entitled to vote nor be counted for purposes of determining the existence of a quorum; however, the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

        1.7    Voting.    Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, each shareholder will have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy will decide any question brought before the meeting, unless the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case the express provision will govern and control the decision of the question. In the case of a matter submitted for a vote of the shareholders as to which a shareholder approval requirement is applicable under the shareholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any provisions of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the Texas Business Corporation Act, as amended (the "TBCA"), the Articles of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in the shareholder approval policy, the Exchange Act or Internal Revenue Code provision, or the highest requirement if more than one is applicable. Unless otherwise provided in the Articles of Incorporation or these Bylaws in accordance with the TBCA, directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Corporation entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

        1.8    Proxies.    At any meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by the shareholder or his duly authorized attorney-in-fact and bearing a date not more than 11 months prior to the meeting.

        1.9    Fixing Date for Determination of Shareholders of Record.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books be closed for a stated period not to exceed 60 days in any case. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the books must be closed for at least 10 days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, this date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring the determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted will be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, that determination will apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

        1.10    Shareholder List.    At least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, will be prepared by the Secretary. This list will be kept on file at the registered office of the Corporation for a period of 10 days prior to the meeting and will be subject to inspection by any shareholder at any time during usual business hours. This list will also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

        1.11    Action by Consent of Shareholders.    Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE 2

BOARD OF DIRECTORS

        2.1    General Powers.    The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all powers of the Corporation and do all lawful acts and things that are not directed or required to be exercised or done by the shareholders by law, by the Articles of Incorporation, or by these Bylaws.

        2.2    Number.    The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors, provided that the number of directors shall not be less than 1 nor more than 9. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director

        2.3    Classification of Directors.    The directors shall be divided into three classes as nearly equal in number as possible. The term of office of the first class will expire at the annual meeting of shareholders following fiscal year 2004 (the "2005 Annual Meeting"), the term of office of the second class will expire at the annual meeting of shareholders following fiscal year 2005, and the term of office of the third class will expire at the annual meeting of shareholders following fiscal year 2006. At each annual meeting of shareholders, commencing with the 2005 Annual Meeting, such classified directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each such director to hold office until his or her successor shall have been duly elected and qualified.

        2.4    Nomination.    Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.4, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.4.

        Nominations by shareholders shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 180 days prior to the first anniversary of the preceding year's annual meeting; however, if the date of the annual meeting is changed by more than 30 days from the anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to shareholders or the date on which it is first disclosed to the public, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the meeting was mailed to shareholders or the date on which it is first disclosed to the public.

        2.5    Election and Term.    Except as otherwise provided in the Articles of Incorporation or Section 2.3 above, the directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the expiration of his or her term and until his or her successor is duly elected and qualified. Directors need not be residents of Texas or shareholders of the Corporation.

        2.6    Vacancies.    Vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors (though less than a quorum, or the sole remaining director) elected by the class of shareholders who are entitled to elect the director for such vacant directorship. A director so chosen shall hold office until his or her term expires and until his or her successor is duly elected and qualified, unless sooner displaced; provided that with respect to any vacant directorship to be filled by reason of an increase in the number of authorized directors, the chosen successor shall hold a term of office continuing only until the next election of 1 or more directors by the shareholders of the Corporation.

        2.7    Resignation; Removal.    Any director may resign at any time. Unless otherwise prescribed by law or the Articles of Incorporation, a director may be removed from office only for cause and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause to remove a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal; (ii) the director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) the director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

        2.8    Annual Meeting.    Unless otherwise provided by resolution of the Board of Directors, the annual meeting of the Board of Directors shall be held at the place of and immediately following the annual meeting of shareholders, for the purpose of organization, the election of officers and the transaction of such other business as properly may come before the meeting. No notice of the meeting need be given.

        2.9    Regular Meetings.    Regular meetings of the Board of Directors may be held at places within or without the State of Texas and at the times as the Board of Directors may determine, and if so determined notices thereof need not be given.

        2.10    Special Meetings.    Special meetings of the Board of Directors may be held at any time or place within or without the State of Texas and may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request of a majority of the Board of Directors. Except as otherwise required by law or provided in these Bylaws, reasonable notice thereof shall be given by the person or persons calling the meeting, which notice shall be given by first class mail, or comparable manner of delivery, sent at least five business days prior to the date of the special meeting or by causing the same to be delivered to each director personally or transmitted via cable, wireless, telephone, facsimile or other electronic transmission at least 24 hours in advance of the meeting. The notice shall state the time and place but, unless otherwise required by law, the Articles of Incorporation or these Bylaws, need not state the purposes thereof.

        2.11    Telephonic Meetings Permitted.    The Board of Directors may hold meetings in any manner permitted by law. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, including videoconferencing, and participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting for all purposes, including the determination of whether a quorum is present.

        2.12    Quorum; Vote Required for Action; Waiver of Notice.    At all meetings of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, without notice other than announcement at the meeting, until a quorum is present. Notice of any meeting need not be given to any director who shall attend the meeting, or who shall waive notice thereof, before, at the time of, or after the meeting, in a writing signed by the director and delivered to the Corporation or via electronic transmission (including e-mail). No notice need be given of any meeting at which every member of the Board of Directors is present.

        2.13    Action by Consent of Directors.    Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of the committee consent in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of the committee.

        2.14    Compensation of Directors.    Directors may receive compensation for their services and expenses as directed by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, and receiving compensation therefore. Members of special or standing committees may be allowed additional compensation for their service and expenses.

ARTICLE 3

COMMITTEES

        3.1    Committees.    The Board of Directors may establish committees as it deems necessary by resolution of a majority of the whole Board of Directors. Each committee shall consist of one or more members of the Board of Directors and shall have a chairman selected by the Board of Directors. Members of committees of the Board of Directors shall be elected annually by vote of a majority of the Board of Directors. The President shall be an ex-officio nonvoting member of each committee of which he is not an official voting member. With respect to any committee of which the President is not an official voting member, the President shall be given notice of all committee meetings at the same time notice is given to committee members, and the President shall be afforded the opportunity to speak at the committee meeting. Presence of a majority of the committee members (not counting any ex-officio nonvoting members) shall constitute a quorum. Committees may act by majority vote of the voting members present at a meeting. Each committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation as provided in these Bylaws or by resolution of the Board of Directors. Each committee may authorize the seal of the Corporation to be affixed to any document or instrument. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Meetings of committees may be called by the chairman of the committee by written, facsimile, electronic transmission, personal, or telephonic notice to all members of the committee and the President and shall be at the time and place as shall be stated in the notice. If deemed advisable, in the absence or disqualification of a member of any committee the chairman of the committee may appoint another member of the Board of Directors to act at the meeting in the place of the disqualified or absent member. The chairman of the committee may fix such other rules and procedures governing conduct of meetings as he shall deem appropriate.

        3.2    Advisory Directors.    The Board of Directors may appoint by majority vote one or more advisory directors. Advisory directors shall serve at the Board of Directors' convenience solely to advise the Board of Directors, and shall have no formal responsibilities. No advisory director shall be entitled to vote at meetings of the Board of Directors, nor shall any advisory director be counted when determining whether there is a quorum at meetings of the Board of Directors, although the Board of Directors may invite the advisory directors to attend meetings. Advisory directors shall not be agents of the Corporation by virtue of their position as advisory directors, and they shall not have the power to bind the Corporation. The Board of Directors may establish a fee for services performed by the advisory directors.

ARTICLE 4

OFFICERS

        4.1    Number, Titles and Term of Office.    The officers of the Corporation shall consist of a President and a Secretary, and other officers as the Board of Directors may elect or appoint, including without limitation, a treasurer, one or more vice presidents and assistant treasurers and secretaries. Each officer shall hold office until (1) his successor is duly elected by the Board of Directors and qualified, (2) his death, (3) his resignation, or (4) he is removed in the manner hereinafter provided. One person may hold more than one office. None of the officers need be a director. Except as explicitly provided for in these Bylaws, each duly elected or appointed officer of the Corporation shall have the powers and duties as may be prescribed by duly adopted resolution of the Board of Directors.

        4.2    Removal.    Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever the best interests of the Corporation will be served thereby, but removal shall be without prejudice to any contract rights of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal.

        4.3    Vacancies.    A vacancy in the office of any officer may be filled by the requisite vote of the Board of Directors for the unexpired portion of the term.

        4.4    Salaries.    The salaries of all officers of the Corporation shall be fixed by the Board of Directors except as otherwise directed by the Board of Directors.

        4.5    Chairman of the Board.    The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall have other powers and shall perform other duties as the Board of Directors may designate.

        4.6    Chief Executive Officer.    The chief executive officer, if one is elected, may be either the Chairman of the Board or the President of the Corporation, or may be someone other than either the Chairman of the Board or the President of the Corporation, as determined by duly adopted resolution of the Board of Directors. The chief executive officer, if one is elected, shall preside at all meetings of the Board of Directors and shareholders if there is no Chairman of the Board, and shall have other powers and duties as prescribed by duly adopted resolution of the Board of Directors.

        4.7    President.    Subject to the Board of Directors, the President shall have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business with all powers with respect to those responsibilities including the powers of a general manager, shall preside at all meetings of the Board of Directors and shareholders if there is no Chairman of the Board or if the Chairman of the Board is absent or disabled from acting, and shall be ex-officio a member of all standing committees, subject to approval by the Board of Directors. The President may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the corporation, may sign all certificates for shares of capital stock of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have other powers and duties as prescribed by duly adopted resolution of the Board of Directors.

        4.8    Vice Presidents.    Each vice president shall have powers and duties as prescribed by duly adopted resolution of the Board of Directors or by the President. If the President is absent or disabled from acting, the vice presidents shall have the authority, exercise the powers and perform the duties of the President during the President's absence or inability to act, in the order of their seniority unless otherwise determined by the Board of Directors.

        4.9    Chief Financial Officer and/or Treasurer.    If the Board of Directors determines to elect both a chief financial officer and a treasurer, both offices may be held by the same person. The chief financial officer and/or the treasurer shall have custody of all the funds and securities of the Corporation. When necessary or proper, he may endorse in behalf of the corporation for collection checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in the bank or banks or depositories designated in the manner prescribed by the Board of Directors. He may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with another office designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the Corporation to be kept by him for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation. He shall perform all acts incident to the position of treasurer subject to the control of the Board of Directors, and if required by the Board of Directors, he shall give a bond for the faithful discharge of his duties in the form as the Board of Directors may require. The chief financial officer and/or the treasurer shall have other powers and duties as prescribed by duly adopted resolution of the Board of Directors or by the President.

        4.10    Assistant Treasurers.    Each assistant treasurer, if any is elected, shall have the usual powers and duties pertaining to his office, together with any other powers and duties prescribed by duly adopted resolution of the Board of Directors or by the president. If the chief financial officer and/or treasurer is absent or disabled from acting, the assistant treasurers shall have the authority, exercise the powers and perform the duties of the chief financial officer and/or treasurer during that officer's absence of inability to act, in the order of their seniority, unless otherwise determined by the Board of Directors.

        4.11    Secretary.    The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose or in any other form capable of being converted into written form within a reasonable time. He shall attend to the giving and serving of all notices, may sign with the President in the name of the Corporation all contracts of the Corporation and affix the seal of the Corporation thereto, may sign with the President all certificates for shares of the capital stock of the Corporation, and shall have charge of the certificate books, transfer books, stock ledgers, and other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon application at the office of the Corporation during business hours. In general, he shall perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

        4.12    Assistant Secretaries.    Each assistant secretary shall have the powers and duties pertaining to his office, together with other powers and duties as prescribed by duly adopted resolution of the Board of Directors or by the President. If the Secretary is absent or disabled from acting, the assistant secretaries shall have the authority, exercise the powers and perform the duties of the Secretary during the Secretary's absence or inability to act, in the order of their seniority, unless otherwise determined by the Board of Directors.

        4.13    Officer's Bond.    If required by the Board of Directors, an officer shall give the Corporation a bond in a sum and with the surety or sureties satisfactory to the Board of Directors for the faithful performance of the duties of his office or in case of his death, resignation, retirement, or removal from office, for the restoration to the Corporation of any and all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

ARTICLE 5

STOCK

        5.1    Certificates.    The certificates representing shares of capital stock of the Corporation will be numbered and entered in the books of the Corporation as they are issued. They will exhibit the holder's name and number of shares and will be signed by the Chief Executive Officer, President or Vice-President and the Secretary or an Assistant Secretary. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased to hold the office before the certificate is issued, it may be issued by the Corporation with the same effect as if he held the office at the date of its issuance.

        5.2    Transfer of Shares.    Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Notwithstanding the foregoing, no transfer will be recognized by the Corporation if it would violate federal or state securities laws, the Articles of Incorporation, or any shareholders' agreements which may be in effect at the time of the purported transfer. Prior to any transfer, the Corporation may require an opinion of counsel to the effect that it does not violate applicable securities laws requiring registration or an exemption from registration prior to the transfer.

        5.3    Registered Shareholders.    The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of the share to receive dividends, and to vote as owner, and for all other purposes as owner; and the Corporation is not bound to recognize any equitable or other claim to or interest in the share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Texas.

        5.4    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors may require, in its discretion and as a condition precedent to the issuance thereof, the owner of the lost or destroyed certificate or certificates, or his legal representatives, to advertise the issuance in a manner as the Board shall require and/or to give the Corporation a bond in a sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE 6

INDEMNIFICATION

        6.1    Mandatory Indemnification.    Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (Proceeding), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in his official capacity or in another capacity while holding office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, or any other applicable law (but, in the case of any amendment or enactment, only to the extent that it permits the Corporation to provide broader indemnification rights than the law prior to amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him in connection with a Proceeding, and the indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of his heirs, executors and administrators. The Corporation's obligations under this Section 6.1 include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

        6.2    Prepayment of Expenses.    Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by, and only in compliance with, the TBCA or any other applicable laws, including without limitation any provision of the TBCA which requires, as a condition precedent to expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it shall ultimately be determined that he is not entitled to be indemnified under Section 6.1 or otherwise. Repayments of all amounts so advanced shall be upon the terms and conditions as the Corporation's Board of Directors deems appropriate.

        6.3    Vesting.    The Corporation's obligation to indemnify and to prepay expenses under Sections 6.1 and 6.2 shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which a Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when the Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Bylaws or the Corporation's Articles of Incorporation, no action taken by the Corporation, either by amendment of its Articles of Incorporation or these Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections 6.1 and 6.2 which shall have become vested prior to the date that the amendment or other corporate action is effective or taken, whichever is later.

        6.4    Enforcement.    If a claim under Sections 6.1 or 6.2 or both Sections 6.1 and 6.2 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting his claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the TBCA or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving this defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, and shareholders) to have made a determination prior to the commencement of the suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the TBCA or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, with respect to any civil Proceeding, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful.

        6.5    Nonexclusive.    The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, these Bylaws, the Corporation's Articles of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

        6.6    Permissive Indemnification.    The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections 6.1 and 6.2 may be conferred upon any employee or agent of the Corporation if authorized by the Board of Directors.

        6.7    Insurance.    The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against expense, liability or loss under the Corporation's Articles of Incorporation, the provisions of this Article 6, the TBCA or other applicable law.

        6.8    Implementing Arrangements.    Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in Section 6.7, the Corporation may (1) create a trust fund, (2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (4) establish a letter of credit, guaranty or surety arrangement, for the benefit of persons eligible for indemnification by the Corporation.

        6.9    Applicable Laws.    The provisions of this Article 6 are valid only to the extent that they are consistent with, and are limited by, applicable laws and regulations, including, but not limited to 12 U.S.C. § 1828(k) and regulations promulgated thereunder from time to time by applicable federal banking agencies. The invalidity of any provision of this Article 6 will not affect the validity of the remaining provisions of this Article 6.

ARTICLE 7

MISCELLANEOUS

        7.1    Dividends.    The Board of Directors may declare, and the Corporation pay, dividends on its outstanding shares of capital stock in cash, in property, or in its own shares, except when the declaration or payment thereof would be contrary to law, the Articles of Incorporation or these Bylaws. Dividends may be declared at any regular or special meeting of the Board of Directors, and the declaration and payment will be subject to all applicable provisions of law, the Articles of Incorporation and these Bylaws.

        7.2    Reserves.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends a sum or sums as the Board of Directors, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose as the Board of Directors may determine to be in the interest of the Corporation, and the Board of Directors may modify or abolish any reserve in the manner in which it was created.

        7.3    Checks.    All checks or demands for money and notes of the Corporation will be signed by the officer, officers, or other person or persons as the Board of Directors may designate.

        7.4    Principal Office.    The principal office of the Corporation will be in Austin, Texas. The Board of Directors may elect to relocate the principal office of the Corporation as it shall deem necessary and proper.

        7.5    Other Offices.    The Corporation may also have offices at other places within or without the State of Texas as the Board of Directors may determine or the business of the Corporation may require.

        7.6    Fiscal Year.    The fiscal year of the Corporation shall end on the Saturday closest to December 31 or another date as the Board of Directors shall establish by resolution.

        7.7    Seal.    The corporate seal shall have the name of the Corporation inscribed thereon and shall be in the form approved by the Board of Directors.

        7.8    Interested Directors.    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for the purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transaction.

        7.9    Form of Records.    Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minutes books, may be kept on, or be in the form of, magnetic tape, photographs, microphotographs, diskette, CD-ROM, CD-R/W, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

        7.10    Amendment of Bylaws.    The Board of Directors shall have the power to make, alter, amend and repeal the Bylaws. Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders; however, the Bylaws shall not be altered, amended or repealed, and no provision inconsistent therewith shall be adopted by shareholder action, without the affirmative vote of at least two-thirds of the voting power of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

        7.11    Notices.    Whenever any notice is required to be given to any shareholder or director under the provisions of any statute, the Articles of Incorporation or these Bylaws, it will not be construed to require personal notice, but notice may be given in writing by mail addressed to the shareholder or director at the address which appears on the books of the Corporation, and notice shall be deemed to be given at the time when it shall be deposited in the United States mail with postage thereon prepaid. Notice to directors may be given by facsimile or electronic transmission. Whenever any notice is required to be given to any shareholder or director under the provisions of any statute, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, will be deemed equivalent to the giving of notice. Attendance at any meeting will constitute a waiver of notice thereof except as otherwise provided by statute.

        7.12    Controlling Documents.    These Bylaws are subject to, and governed by, the TBCA and the Articles of Incorporation. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the TBCA or the provisions of the Articles of Incorporation, the provisions of the TBCA or the Articles of Incorporation will be controlling.

        7.13    Severability.    If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

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        IN WITNESS WHEREOF, the directors of the Corporation hereby approve and adopt these Bylaws on the 8th day of December, 2003.

Mark J. Pietrantone, Secretary

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BYLAWS OF TREATY OAK BANCORP, INC.
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BYLAWS OF TREATY OAK BANCORP, INC. (a Texas corporation)